                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                    meVC DRAPER FISHER JURVETSON FUND I, INC.
                               (d/b/a MVC CAPITAL)

          -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
        -----------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        -----------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------
    (5) Total fee paid:
        -----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid
        -----------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        -----------------------------------------------------------------------
    (3) Filing Party:
        -----------------------------------------------------------------------
    (4) Date Filed:
        -----------------------------------------------------------------------

[MVC CAPITAL LETTERHEAD]

                      THERE ARE ONLY 9 DAYS LEFT TO VOTE.
                            YOUR VOTE IS IMPORTANT.
        PLEASE COMPLETE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY.

                                                               February 19, 2003

DEAR FELLOW STOCKHOLDER:

    You may have recently received proxy material from a dissident stockholder -- Millenco, L.P. It is important for you to understand why what Millenco is proposing could seriously imperil the long-term value of your investment in MVC Capital.

    Beware when Millenco tells you its interests are aligned with yours. We believe Millenco and its handpicked director nominees have targeted MVC Capital and its shareholders as their next victim. Here's their formula: buy funds cheap at a discount, grab profits by pressuring those funds to buy in or distribute shares at NAV or close to NAV and move on to another target. Professional arbitrageurs win, but often enough, the individual shareholder is left behind, cheated out of the potential of the fund's long-term value.

    How can you prevent this from happening to your Company? It's up to you.

              VOTE FOR THE MVC BOARD OF DIRECTORS ON THE ENCLOSED
                            WHITE PROXY CARD TODAY.

            WHAT ABOUT THE PEOPLE THAT MILLENCO WANTS YOU TO INSTALL
                          AS DIRECTORS OF MVC CAPITAL?

    Knapp. Hellerman. Karpus. All three have been associated with attacks on closed-end funds that urged liquidation, open-ending or tender offers, actions we believe are in direct conflict with the long term shareholders because they threaten to destroy or cripple closed-end funds in the short term interest of 'realizing NAV.' These three know each other and sometimes work together. They see eye to eye. Hellerman and Karpus were chosen by Opportunity Partners, L.P. to serve on its dissident slate of directors in its 1998 attempt to unseat the incumbent board of directors of the Emerging Germany Fund, Inc. (now Dresdner RCM Investment Funds, Inc.),* and 'realize net asset value for their investments in the fund,' a catchphrase for actions such as tender offers, open-ending and other similar proposals advanced by arbitrageurs.

* Emerging Germany Fund ultimately open-ended in 1999 on the recommendation of management.

    Knapp has engaged in similar practices on behalf of Millenco. For example, just last year, Knapp, on behalf of Millenco, urged Jardine Fleming China Region Fund, Inc., a U.S. registered closed-end fund, 'to open the Fund or otherwise enable shareholders to realize NAV.' Also last year, Karpus Management, Inc. put an open-ending proposal to the shareholders of Cornerstone Strategic Value Fund, Inc., a U.S. registered closed-end fund.

    In the case of your fund, Knapp's employer, Millenco, has repeated Opportunity Partner's choice and nominated Hellerman and Karpus to its slate. And Millenco supports the Karpus tender offer proposal, which we believe will threaten the viability of the Fund's investment program.

               MVC CAPITAL STANDS FOR BUILDING SHAREHOLDER VALUE

    Most of you invested in MVC Capital to have the opportunity to participate in long-term venture capital investments in information technology. And venture capital is a growth engine of America, creating jobs, opportunities, fostering new technology and building the future. Compare that to Millenco and Karpus who have angled for quick profits at the expense of long-term investors.

        MVC CAPITAL: THE RIGHT TIME, THE RIGHT STRATEGY, THE RIGHT TEAM.

    The right time. We believe the current market environment offers substantial investment opportunities to create value for both the near- and long-term. WE BELIEVE WE HAVE REACHED A TURNING POINT IN THE VENTURE CAPITAL INVESTING CYCLE AND PROSPECTS TO MEET THE FUND'S ORIGINAL LONG-TERM INVESTMENT OBJECTIVE HAVE NEVER BEEN BETTER.

    The right strategy. Your Board of Directors has put into place a refined strategy that we believe is the best course to build long-term value for shareholders. WE HAVE A STRENGTHENED INVESTMENT TEAM WITH A STREAMLINED MANAGEMENT ORGANIZATION. We now offer venture debt financing in addition to equity investing. This is a unique strategy that diversifies your Company's portfolio, generates interest income and gives us greater access to invest in attractive companies backed by leading venture capitalists. And, we have put into place a $20 million share repurchase program to take advantage of opportunities to buy back MVC shares at appropriate levels to benefit all shareholders.

    The right team. IN OUR VIEW, YOUR BOARD OF DIRECTORS' CANDIDATES ARE AMONG THE MOST EXPERIENCED AND VISIONARY BUSINESS LEADERS IN THE UNITED STATES. THEY HELPED CREATE OVER 200 INFORMATION TECHNOLOGY COMPANIES. They have started companies that have created over 10,000 jobs. They have led or worked in senior positions for companies that have created over 100 billion dollars in shareholder value.

    All seven of these individuals are running for election at the Annual Meeting and all are pledged to building value for you.

    I ALSO WANT YOU TO KNOW THAT, IN THEIR CONTINUED EFFORT TO ALIGN THEIR INTERESTS WITH YOURS, DIRECTORS AND OFFICERS OF MVC CAPITAL HAVE BEEN BUYING ADDITIONAL COMPANY STOCK.

    Here is what you should do to protect your long-term investment:

                   VOTE FOR THE MVC BOARD OF DIRECTORS ON THE
                        ENCLOSED WHITE PROXY CARD TODAY.

    YOUR VOTE IS CRUCIAL; it will determine the future direction of the Company. Please help us fulfill the Company's original mission of superior returns through long-term venture capital investments.

                                          On Behalf of your Board of Directors

                                          Sincerely,
                                          John M. Grillos
                                          John M. Grillos
                                          Chief Executive Officer

Letters to Fellow Stockholder, dated February 6, 2003 and February 11, 2003, are being retracted by MVC Capital. This letter clarifies information that was contained in those two prior letters.


 IF YOU HAVE ANY QUESTIONS OR NEED HELP VOTING YOUR SHARES,
                        PLEASE CALL:
               [MACKENZIE PARTNERS, INC. LOGO]
                     105 Madison Avenue
                  New York, New York 10016
             email: proxy@mackenziepartners.com
                Call collect: (212) 929-5500
                OR TOLL FREE: (800) 322-2885
                 Facsimile: (212) 929-0308

STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO, RECENT CHANGES IN SENIOR MANAGEMENT, FLUCTUATIONS IN OPERATING RESULTS, MARKET CONDITIONS, CHANGES IN TECHNOLOGY, INCREASED COMPETITION AND OTHER RISKS IDENTIFIED BY MVC CAPITAL FROM TIME TO TIME IN ITS FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS AND ITS 2003 ANNUAL MEETING OF SHAREHOLDERS, meVC DRAPER FISHER JURVETSON FUND I, INC. (d/b/a MVC CAPITAL) HAS FILED A PROXY STATEMENT AND INTENDS TO FILE OTHER MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONCERNING MVC CAPITAL AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. SHAREHOLDERS MAY ALSO OBTAIN FOR FREE THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY MVC CAPITAL WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS BY DIRECTING A REQUEST TO BRIAN MATTHEWS AT 3000 SAND HILL ROAD, BUILDING ONE, SUITE 155, MENLO PARK, CA 94025 OR 650-926-7015.

MVC CAPITAL AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM MVC CAPITAL SHAREHOLDERS WITH RESPECT TO THE ABOVE-DESCRIBED MATTERS. INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR OWNERSHIP OF MVC CAPITAL COMMON STOCK IS SET FORTH IN MVC CAPITAL'S PROXY STATEMENT FOR ITS 2003 ANNUAL MEETING OF SHAREHOLDERS. ADDITIONAL INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR INTERESTS IS INCLUDED IN THE PROXY STATEMENT.

Marked copy of Stockholder Letter dated February 19, 2003, compared against Stockholder Letter dated February 6, 2003



[MVC LETTERHEAD]


                       THERE ARE ONLY 9 DAYS LEFT TO VOTE.
                             YOUR VOTE IS IMPORTANT.
         PLEASE COMPLETE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY.

                                                               February 19, 2003

Dear Fellow Stockholder:


         You may have recently received proxy material from a dissident stockholder ---- Millenco, L.P. It is important for you to understand why what Millenco is proposing could seriously imperil the long-term value of your investment in MVC Capital.

         Beware when Millenco tells you its interests are aligned with yours. We believe Millenco and its handpicked director nominees have targeted MVC Capital and its shareholders as their next victim. Here's their formula: buy funds cheap at a discount, grab profits by pressuring those funds to buy in or distribute shares at NAV or close to NAV and move on to another target. Professional arbitrageurs win, but often enough, the individual shareholder is left behind, cheated out of the potential of the fund's long-term value.


         How can you prevent this from happening to your Company? It's up to you.

               Vote FOR the MVC Board of Directors on the enclosed
                             WHITE proxy card today.


            What about the people that Millenco wants you to install
                          as Directors of MVC Capital?



            Knapp. Hellerman. Karpus. All three have been associated with attacks on closed-end funds that urged liquidation, open-ending or tender offers, actions we believe are in direct conflict with the interest of long term shareholders because they threaten to destroy or cripple closed-end funds in the short term interest of "realizing NAV." These three know each other and sometimes work together. They see eye to eye. Hellerman and Karpus were chosen by Opportunity Partners, L.P. to serve on its dissident slate of directors in its 1998 attempt to unseat the incumbent board of directors of the Emerging Germany Fund, Inc. (now Dresdner RCM Investment Funds, Inc.),* and "realize net asset value for their investments in the fund," a catchphrase for actions such as tender offers, open-ending and other similar proposals advanced by arbitrageurs.


--------

* Emerging Germany Fund ultimately open-ended in 1999 on the recommendation of management.

         Knapp has engaged in similar practices on behalf of Millenco. For example, just last year, Knapp, on behalf of Millenco, urged Jardine Fleming China Region Fund, Inc., a U.S. registered closed-end fund, "to open the Fund or otherwise enable shareholders to realize NAV." Also last year, Karpus Management, Inc. put an open-ending proposal to the shareholders of Cornerstone Strategic Value Fund, Inc., a U.S. registered closed-end fund.

         In the case of your fund, Knapp's employer, Millenco, has repeated Opportunity Partner's choice and nominated Hellerman and Karpus to its slate. And Millenco supports the Karpus tender offer proposal, which we believe will threaten the viability of the fund's investment program.


                MVC Capital stands for building shareholder value

         Most of you invested in MVC Capital to have the opportunity to participate in long-term venture capital investments in information technology. And venture capital is a growth engine of America, creating jobs, opportunities, fostering new technology and building the future. Compare that to Millenco and Karpus who have angled for quick profits at the expense of long-term investors.

        MVC Capital: The right time, the right strategy, the right team.

         The right time. We believe the current market environment offers substantial investment opportunities to create value for both the near- and long-term. We believe we have reached a turning point in the venture capital investing cycle and prospects to meet the Fund's original long-term investment objective have never been better.


         The right strategy. Your Board of Directors has put into place a refined strategy that we believe is the best course to build long-term value for shareholders. We have a strengthened investment team with a streamlined management organization. We now offer venture debt financing in addition to equity investing. This is a unique strategy that diversifies your Company's portfolio, generates interest income and gives us greater access to invest in attractive companies backed by leading venture capitalists. And, we have put into place a $20 million share repurchase program to take advantage of opportunities to buy back MVC shares at appropriate levels to benefit all shareholders.

         The right team. In our view, your Board of Directors' candidates are among the most experienced and visionary business leaders in the United States. They helped create over 200 information technology companies. They have started companies that have created over 10,000 jobs. They have led or worked in senior positions for companies that have created over 100 billion dollars in shareholder value.

         All seven of these individuals are running for election at the Annual Meeting and all are pledged to building value for you.

         I also want you to know that, in the continued effort to align their interests with yours, Directors and officers of MVC Capital have been buying additional company stock.

         Here is what you should do to protect your long-term investment:


                   Vote FOR the MVC Board of Directors on the
                        enclosed WHITE proxy card today.

         Your vote is crucial; it will determine the future direction of the Company. Please help us fulfill the Company's original mission of superior returns through long-term venture capital investments.

                                        On Behalf of your Board of Directors

                                        Sincerely,


                                        John M. Grillos
                                        Chief Executive Officer




Letters to Fellow Stockholder, dated February 6, 2003 and February 11, 2003, are being retracted by MVC Capital. This letter clarifies information that was contained in those two prior letters.

Marked copy of Stockholder Letter dated February 19, 2003, compared against Stockholder Letter dated February 11, 2003



[MVC LETTERHEAD]


                       THERE ARE ONLY 9 DAYS LEFT TO VOTE.
                             YOUR VOTE IS IMPORTANT.
         PLEASE COMPLETE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY.

                                                               February 19, 2003

Dear Fellow Stockholder:

         You may have recently received proxy material from a dissident stockholder ---- Millenco, L.P. It is important for you to understand why what Millenco is proposing could seriously imperil the long-term value of your investment in MVC Capital.

         Beware when Millenco tells you its interests are aligned with yours. We believe Millenco and its handpicked director nominees have targeted MVC Capital and its shareholders as their next victim. Here's their formula: buy funds cheap at a discount, grab profits by pressuring those funds to buy in or distribute shares at NAV or close to NAV and move on to another target. Professional arbitrageurs win, but often enough, the individual shareholder is left behind, cheated out of the potential of the fund's long-term value.

         How can you prevent this from happening to your Company? It's up to you.

               Vote FOR the MVC Board of Directors on the enclosed
                             WHITE proxy card today.

            What about the people that Millenco wants you to install
                          as Directors of MVC Capital?


         Knapp. Hellerman. Karpus. All three have been associated with attacks on closed-end funds that urged liquidation, open-ending or tender offers, actions we believe are in direct conflict with the interest of long term shareholders because they threaten to destroy or cripple closed-end funds in the short term interest of "realizing NAV." These three know each other and sometimes work together. They see eye to eye. Hellerman and Karpus were chosen by Opportunity Partners, L.P. to serve on its dissident slate of directors in its 1998 attempt to unseat the incumbent board of directors of the Emerging Germany Fund, Inc. (now Dresdner RCM Investment Funds, Inc.),* and "realize net asset value for their investments in the fund," a catchphrase for actions such as tender offers, open-ending and other similar proposals advanced by arbitrageurs.


--------

* Emerging Germany Fund ultimately open-ended in 1999 on the recommendation of management.

         Knapp has engaged in similar practices on behalf of Millenco. For example, just last year, Knapp, on behalf of Millenco, urged Jardine Fleming China Region Fund, Inc., a U.S. registered closed-end fund, "to open the Fund or otherwise enable shareholders to realize NAV." Also last year, Karpus Management, Inc. put an open-ending proposal to the shareholders of Cornerstone Strategic Value Fund, Inc., a U.S. registered closed-end fund.

         In the case of your fund, Knapp's employer, Millenco, has repeated Opportunity Partner's choice and nominated Hellerman and Karpus to its slate. And Millenco supports the Karpus tender offer proposal, which we believe will threaten the viability of the fund's investment program.


                MVC Capital stands for building shareholder value

         Most of you invested in MVC Capital to have the opportunity to participate in long-term venture capital investments in information technology. And venture capital is a growth engine of America, creating jobs, opportunities, fostering new technology and building the future. Compare that to Millenco and Karpus who have angled for quick profits at the expense of long-term investors.

        MVC Capital: The right time, the right strategy, the right team.

         The right time. We believe the current market environment offers substantial investment opportunities to create value for both the near- and long-term. We believe we have reached a turning point in the venture capital investing cycle and prospects to meet the Fund's original long-term investment objective have never been better.


         The right strategy. Your Board of Directors has put into place a refined strategy that we believe is the best course to build long-term value for shareholders. We have a strengthened investment team with a streamlined management organization. We now offer venture debt financing in addition to equity investing. This is a unique strategy that diversifies your Company's portfolio, generates interest income and gives us greater access to invest in attractive companies backed by leading venture capitalists. And, we have put into place a $20 million share repurchase program to take advantage of opportunities to buy back MVC shares at appropriate levels to benefit all shareholders.

         The right team. In our view, your Board of Directors' candidates are among the most experienced and visionary business leaders in the United States. They helped create over 200 information technology companies. They have started companies that have created over 10,000 jobs. They have led or worked in senior positions for companies that have created over 100 billion dollars in shareholder value.

         All seven of these individuals are running for election at the Annual Meeting and all are pledged to building value for you.

         I also want you to know that, in the continued effort to align their interests with yours, Directors and officers of MVC Capital have been buying additional company stock.

         Here is what you should do to protect your long-term investment:


                   Vote FOR the MVC Board of Directors on the
                        enclosed WHITE proxy card today.

         Your vote is crucial; it will determine the future direction of the Company. Please help us fulfill the Company's original mission of superior returns through long-term venture capital investments.

                                         On Behalf of your Board of Directors

                                         Sincerely,


                                         John M. Grillos
                                         Chief Executive Officer




Letters to Fellow Stockholder, dated February 6, 2003 and February 11, 2003, are being retracted by MVC Capital. This letter clarifies information that was contained in those two prior letters.